Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Katie Strohacker, Director, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2013 Fourth Quarter and Year End Results

Newton, MA (February 25, 2014).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and year ended December 31, 2013.

Results for the Quarter Ended December 31, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2013 were $103.3 million, or $0.71 per share, compared to Normalized FFO for the quarter ended December 31, 2012 of $93.9 million, or $0.76 per share.

Net income available for common shareholders was $27.6 million, or $0.19 per share, for the quarter ended December 31, 2013, compared to $18.5 million, or $0.15 per share, for the quarter ended December 31, 2012.  Net income available for common shareholders for the quarter ended December 31, 2012 includes a $7.7 million, or $0.06 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 145.0 million and 123.6 million for the quarters ended December 31, 2013 and 2012, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2013 and 2012 appears later in this press release.

Results for the Year Ended December 31, 2013:

Normalized FFO for the year ended December 31, 2013 were $410.4 million, or $2.98 per share, compared to Normalized FFO for the year ended December 31, 2012 of $374.7 million, or $3.03 per share.

Net income available for common shareholders was $101.0 million, or $0.73 per share, for the year ended December 31, 2013, compared to $103.8 million, or $0.84 per share, for the year ended December 31, 2012.  Net income available for common shareholders for the year ended December 31, 2013 includes a $6.9 million, or $0.05 per share, income tax benefit recorded in connection with the restructuring of certain of HPT’s taxable REIT subsidiaries, or TRSs, and was reduced by $5.6 million, or $0.04 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that year

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

exceeding the carrying value for those preferred shares and an $8.0 million, or $0.06 per share, loss on asset impairment.  Net income available for common shareholders for the year ended December 31, 2012 included a $10.6 million, or $0.09 per share, gain on sale of real estate and was reduced by $8.0 million, or $0.06 per share, due to the liquidation preference for HPT’s preferred shares that were redeemed during that year exceeding the carrying value for those preferred shares and an $8.5 million, or $0.07 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 137.6 million and 123.6 million for the years ended December 31, 2013 and 2012, respectively.

A reconciliation of net income available for common shareholders determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2013 and 2012 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended December 31, 2013 compared to the same period in 2012 for HPT’s 287 comparable hotels: average daily rate, or ADR, increased 2.4% to $103.35; occupancy increased 3.5 percentage points to 68.9%; and revenue per available room, or RevPAR, increased 7.9% to $71.21.

During the quarter ended December 31, 2013, HPT had 25 comparable hotels under renovation for all or part of the quarter.  For the quarter ended December 31, 2013 compared to the same period in 2012 for HPT’s 262 comparable hotels not under renovation: ADR increased 2.1% to $104.91; occupancy increased 4.4 percentage points to 70.1%; and RevPAR increased 8.9% to $73.54.

For the year ended December 31, 2013 compared to the year ended December 31, 2012 for HPT’s 285 comparable hotels: ADR increased 2.9% to $102.40; occupancy increased 3.2 percentage points to 71.9%; and RevPAR increased 7.7% to $73.63.

During the year ended December 31, 2013, HPT had 66 comparable hotels under renovation for all or part of the year.  For the year ended December 31, 2013 compared to the year ended December 31, 2012 for HPT’s 219 comparable hotels not under renovation: ADR increased 2.3% to $103.08; occupancy increased 5.0 percentage points to 74.1%; and RevPAR increased 9.7% to $76.38.

Tenants and Managers:

As of December 31, 2013, HPT had nine operating agreements with seven hotel operating companies for 291 hotels with 43,976 rooms which represent 67% of HPT’s annual minimum returns and rents.

•                  During the three months ended December 31, 2013, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three contracts.  Marriott contract No. 1 includes 53 hotels and provides for annual minimum return payments to HPT of up to $67.5 million (approximately $16.9 million per quarter). Because there is no guarantee or security deposit for this contract, the minimum returns HPT receives under this contract are limited to available hotel cash flow after payment of operating expenses.  During the three months ended December 31, 2013, HPT realized returns under its Marriott contract No. 1 of $16.9 million.  Marriott contract No. 234 includes 68 hotels and requires annual minimum returns to HPT of $105.8 million (approximately $26.5 million per quarter).  During the three months ended December 31, 2013, HPT realized returns under its Marriott contract No. 234 of $21.5 million.  Marriott was not required to make any guaranty payments to HPT during the period because the hotels under the Marriott contract No. 234 generated cash flows in excess of the guaranty threshold amount on a cumulative basis for the year ended December 31, 2013.  At December 31, 2013, there was $30.7 million remaining under Marriott’s guaranty under contract No. 234 to cover future payment shortfalls for up to 90% of the minimum returns due to HPT.  Marriott contract No. 5 includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis.  The contractual rent due HPT for this hotel for the three months ended December 31, 2013 of $2.5 million was paid to HPT.

•                  During the three months ended December 31, 2013, HPT was paid the contractual amounts due under its management contract with subsidiaries of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, including 91 hotels and requiring minimum returns to HPT of $139.5 million per year (approximately $34.9 million per quarter).  At December 31, 2013, the available security deposit which HPT held to cover future payment shortfalls was $27.8 million.

•                  As of December 31, 2013, HPT’s remaining 78 hotels are operated under five contracts: one management agreement with Sonesta International Hotels Corporation, or Sonesta (22 hotels); one management contract with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels); one management contract with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels); one management contract with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel).  Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson contracts.  The payments due HPT under these contracts for the three months ended December 31, 2013 were paid to HPT.

•                  For the three months ended December 31, 2013, the aggregate coverage ratio of (x) total hotel cash flow available to pay HPT’s minimum returns and rents due from hotels to (y) HPT’s minimum returns and rents due from hotels was 0.75x (0.08x to 0.95x).  As of December 31, 2013, approximately 71% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees and security deposits from HPT’s managers and tenants pursuant to the terms of the hotel operating agreements.

As of December 31, 2013, HPT had two leases with TravelCenters of America LLC (NYSE: TA), or TA, for 185 travel centers located along the U.S. Interstate Highway system which represent 33% of HPT’s total annual minimum returns and rents.  As of December 31, 2013, all payments due to HPT from TA under these leases were current.  For the three months ended September 30, 2013, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA was 1.76x.  Data for the three months ended December 31, 2013 is currently not available from TA.

Recent Investment and Disposition Activities:

In January 2014, HPT entered an agreement to sell its Sonesta ES Suites hotel in Myrtle Beach, SC with a net book value of $4.0 million at December 31, 2013, for $4.9 million, excluding closing costs.  HPT currently expects to complete this sale in the second quarter of 2014.

In September 2013, HPT entered an agreement to acquire a 223 room full service hotel located in Orlando, FL for $21.0 million, excluding closing costs. HPT plans to convert this hotel to a “Sonesta” brand hotel and add it to its management contract with Sonesta, that currently covers 22 hotels.

Recent Financing Activities:

In November 2013, HPT issued 9,775,000 common shares in a public offering at a price of $28.00 per share and raised net proceeds of approximately $261.7 million (after deducting offering expenses and underwriters’ discounts). The net proceeds from this offering were used to repay amounts outstanding under HPT’s revolving credit facility and for general business purposes.

In January 2014, HPT entered into an amended and restated credit agreement for $1.15 billion, which included its existing $750 million unsecured revolving credit facility and existing $400 million unsecured term loan.

•                  Under the amendment, the maturity date of HPT’s $750 million unsecured revolving credit facility was extended from September 7, 2015 to July 15, 2018.  The interest rate paid on borrowings under the revolving credit facility agreement was reduced from LIBOR plus a premium of 130 basis points to LIBOR plus a premium of 110 basis points, and the facility fee was reduced from 30 basis points to 20 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to HPT’s credit ratings.  Subject to meeting certain conditions and payment of a fee, HPT may extend the maturity date to July 15, 2019.

•                  Under the amendment, the maturity date of HPT’s $400 million term loan was extended from March 13, 2017 to April 15, 2019.  The interest paid on borrowings under the term loan was reduced from LIBOR plus 145 basis points to LIBOR plus 120 basis points. The interest rate premium is subject to adjustments based on changes to HPT’s credit ratings.  HPT may prepay the term loan without penalty at any time.

In February 2014, HPT redeemed at par plus accrued interest all of its 7.875% Senior Notes due 2014 ($311.8 million in total).

Conference Call:

On Tuesday, February 25, 2014, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2013.  The conference call telephone number is (877) 531-2986.  Participants calling from outside the United States and Canada should dial (612) 332-7516.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, February 25, 2014 and will run through Tuesday, March 4, 2014.  To hear the replay, dial (320) 365-3844.  The replay passcode is 318033.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit HPT’s website about five minutes before the call.  The archived webcast will be available for replay on

HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s fourth quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2013 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

HPT is a real estate investment trust, or REIT, which owns or leases hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.7 MILLION REMAINED, AS OF DECEMBER 31, 2013, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY CAP.  HOWEVER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE INDICATES THAT HPT IS HOLDING A SECURITY DEPOSIT TO COVER THE SHORTFALL IN MINIMUM PAYMENTS REQUIRED UNDER ITS INTERCONTINENTAL AGREEMENT, AND THAT THE REMAINING AVAILABLE SECURITY DEPOSIT TO COVER FUTURE PAYMENT SHORTFALLS WAS $27.8 MILLION AS OF DECEMBER 31, 2013.  THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT, AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT

APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT AS OF DECEMBER 31, 2013, APPROXIMATELY 71% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS.  THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID.  IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY.  FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT HPT HAS ENTERED INTO AN AGREEMENT TO SELL A HOTEL AND CURRENTLY EXPECTS TO COMPLETE THIS SALE IN THE SECOND QUARTER OF 2014.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT HPT ENTERED AN AGREEMENT TO ACQUIRE A HOTEL FOR $21.0 MILLION IN ORLANDO, FL.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT HPT MAY EXTEND THE MATURITY DATE OF ITS REVOLVING CREDIT FACILITY SUBJECT TO MEETING CERTAIN CONDITIONS AND PAYMENT OF A FEE.  HPT CAN PROVIDE NO ASSURANCE THAT THE APPLICABLE CONDITIONS WILL BE MET.

•                  ACTUAL COSTS UNDER HPT’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THIS AGREEMENT.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

Hospitality Properties Trust

CONSOLIDATED STATEMENTS OF INCOME,  FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2013	2012	2013	2012
	Revenues:
	Hotel operating revenues (1)	$320,533	$238,957	$1,310,969	$980,732
	Minimum rent (1)	62,965	75,153	249,764	296,016
	Percentage rent (2)	2,102	4,338	2,102	4,338
	FF&E reserve income (3)	(808)	3,863	1,020	15,896
	Total revenues	384,792	322,311	1,563,855	1,296,982
	Expenses:
	Hotel operating expenses (1)	224,527	173,133	929,581	700,939
	Depreciation and amortization	77,397	68,625	299,323	260,831
	General and administrative	12,931	11,699	50,087	44,032
	Acquisition related costs (4)	93	2,525	3,273	4,173
	Loss on asset impairment (5)	—	7,658	8,008	8,547
	Total expenses	314,948	263,640	1,290,272	1,018,522
	Operating income	69,844	58,671	273,583	278,460
	Interest income	24	35	121	268
	Interest expense (including amortization of deferred financing costs and debt discounts of $1,584, $1,530, $6,204 and $6,179, respectively)	(37,766)	(34,451)	(145,954)	(136,111)
	Gain on sale of real estate (6)	—	—	—	10,602
	Income before income taxes and equity in earnings of an investee	32,102	24,255	127,750	153,219
	Income tax benefit (expense) (7)	535	2,296	5,094	(1,612)
	Equity in earnings of an investee	115	80	334	316
	Net income	32,752	26,631	133,178	151,923
	Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	—	(5,627)	(7,984)
	Preferred distributions	(5,166)	(8,097)	(26,559)	(40,145)
	Net income available for common shareholders	$27,586	$18,534	$100,992	$103,794

	Calculation of Funds from Operations (FFO) and Normalized FFO:

	Net income available for common shareholders	$27,586	$18,534	$100,992	$103,794
Add:	Depreciation and amortization	77,397	68,625	299,323	260,831
	Loss on real estate impairment (5)	—	—	8,008	889
Less:	Gain on sale of real estate (6)	—	—	—	(10,602)
	FFO (9)	104,983	87,159	408,323	354,912
Add:	Acquisition related costs (4)	93	2,525	3,273	4,173
	Excess of liquidation preference over carrying value of preferred shares redeemed (8)	—	—	5,627	7,984
	Loss on goodwill impairment (5)	—	7,658	—	7,658
Less:	Deferred percentage rent previously recognized in Normalized FFO (2)	(1,746)	(3,481)	—	—
	Deferred income tax benefit (7)	—	—	(6,868)	—
	Normalized FFO (9)	$103,330	$93,861	$410,355	$374,727
	Weighted average common shares outstanding	145,038	123,637	137,553	123,574

	Per common share amounts:
	Net income available for common shareholders	$0.19	$0.15	$0.73	$0.84
	FFO (9)	$0.72	$0.70	$2.97	$2.87
	Normalized FFO (9)	$0.71	$0.76	$2.98	$3.03

See Notes on page 8

(1)         At December 31, 2013, HPT owned 291 hotels; 288 of these hotels are leased by HPT to its TRSs and managed by hotel operating companies and three hotels are leased to hotel operating companies. At December 31, 2013, HPT also owned 184 travel centers and leased one travel center from a third party through August 31, 2014; all 185 of these travel centers are leased to a travel center operating company under two lease agreements.  HPT’s Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers.  Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $24,748 and $30,282, less than the minimum returns due to HPT in the three months ended December 31, 2013 and 2012, respectively, and $65,623 and $76,978 less than the minimum returns due to HPT in the years ended December 31, 2013 and 2012, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $10,313 and $15,903 in the three months ended December 31, 2013 and 2012, respectively, and $19,311 and $46,386 in the years ended December 31, 2013 and 2012, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $14,435 and $14,379 in the three months ended December 31, 2013 and 2012, respectively, and $46,312 and $30,592 in the years ended December 31, 2013 and 2012, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)         In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes estimates of these amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.  Percentage rental income included in Normalized FFO was $356 and $857 in the fourth quarter of 2013 and 2012, respectively.

(3)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income. HPT reversed $1,339, or $0.01 per share, of FF&E reserve income in the fourth quarter of 2013 in connection with an amendment to HPT’s Marriott contract No. 5 that provided unspent renovation funds previously advanced by HPT under the agreement would be used to offset a portion of Marriott’s 2013 FF&E reserve contribution requirement under the Marriott contract No. 5.

(4)         Represents costs associated with HPT’s hotel acquisition activities.

(5)         HPT recorded a $5,837, or $0.04 per share, loss on asset impairment in the third quarter of 2013 in connection with an eminent domain taking of a travel center.  HPT recorded a $2,171, or $0.02 per share, loss on asset impairment in the second quarter of 2013 in connection with its plan to sell a hotel.  HPT recorded a $7,658, or $0.06 per share, loss on asset impairment in the fourth quarter of 2012 to write off the carrying value of goodwill.  HPT recorded an $889, or $0.01 per share, loss on asset impairment in the first quarter of 2012 in connection with its decision to remove certain hotels from held for sale status.

(6)         HPT recorded a $10,602, or $0.09 per share, gain on sale of real estate in the year ended December 31, 2012 in connection with the sale of three hotels.

(7)         HPT recorded a $6,868, or $0.05 per share, income tax benefit in the year ended December 31, 2013 in connection with the restructuring of certain of its TRSs.

(8)         On July 1, 2013, HPT redeemed all of its outstanding Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $5,627, or $0.04 per share, and HPT reduced net income available to common shareholders in the third quarter of 2013 by that excess amount. On February 13, 2012, HPT redeemed all of its outstanding Series B Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $2,944, or $0.02 per share, and HPT reduced net income available to common shareholders in the first quarter of 2012 by that excess amount. On September 10, 2012, HPT redeemed 6,000,000 of its Series C Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $5,040, or $0.02 per share, and HPT reduced net income available to common shareholders for the third quarter of 2012 by that excess amount.

(9)         HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to these calculations.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes the excess of liquidation preference over carrying value of preferred shares redeemed, acquisition related costs, loss on impairment of intangible assets and the deferred income tax benefit described above.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods with other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreements and public debt covenants, the availability of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$1,470,513	$1,453,399
Buildings, improvements and equipment	5,946,852	5,445,710
	7,417,365	6,899,109
Accumulated depreciation	(1,757,151)	(1,551,160)
	5,660,214	5,347,949

Cash and cash equivalents	22,500	20,049
Restricted cash (FF&E reserve escrow)	30,873	40,744
Due from related persons	38,064	34,244
Other assets, net	215,893	192,475
	$5,967,544	$5,635,461
LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$—	$320,000
Unsecured term loan	400,000	400,000
Senior notes, net of discounts	2,295,527	1,993,880
Convertible senior notes, net of discounts	8,478	8,478
Security deposits	27,876	26,577
Accounts payable and other liabilities	130,448	132,032
Due to related persons	13,194	14,032
Dividends payable	5,166	6,664
Total liabilities	2,880,689	2,901,663

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series C preferred shares; 7% cumulative redeemable; zero and 6,700,000 shares issued and outstanding, respectively, aggregate liquidation preference of zero and $167,500, respectively	—	161,873
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 149,606,024 and 123,637,424 shares issued and outstanding, respectively	1,496	1,236
Additional paid in capital	4,109,600	3,458,144
Cumulative net income	2,518,054	2,384,876
Cumulative other comprehensive income	15,952	2,770
Cumulative preferred distributions	(279,985)	(253,426)
Cumulative common distributions	(3,558,369)	(3,301,782)
Total shareholders’ equity	3,086,855	2,733,798
	$5,967,544	$5,635,461